Exhibit 99.1

PRESS RELEASE
Contact: Martin J. Landon
(210) 255-6494

KINETIC CONCEPTS REPORTS
THIRD QUARTER AND NINE MONTH
FINANCIAL RESULTS FOR 2003

San Antonio, Texas, November 7, 2003 - Kinetic Concepts, Inc. ("KCI") today reported net revenue of $198.0 million for the third quarter of 2003, an increase of 31% over the third quarter of 2002. For the first nine months of 2003, net revenue was $547.9 million, up 32% from the first nine months of the prior year. Excluding the effects of foreign currency exchange, net revenue for the third quarter increased 28%, while revenue for the first nine months of 2003 was up 27% compared to the prior year.

During the third quarter of 2003, KCI completed a leveraged recapitalization, which resulted in recapitalization expenses totaling $86.3 million on a pretax basis and $53.9 million, net of income taxes. KCI reported a net loss of $34.3 million for the third quarter of 2003 compared to net earnings of $9.1 million for the third quarter of 2002. Net earnings for the first nine months of 2003 were $1.7 million, compared to net earnings of $29.1 million for the nine months ended September 30, 2002. Excluding recapitalization expenses, net earnings for the third quarter of 2003 would have increased 116% over the same period in the prior year to $19.7 million and net earnings for the nine months would have increased 91% over the same period in the prior year to $55.6 million.

Recapitalization expenses consisted primarily of compensation expense associated with the purchase of vested stock options of $67.5 million, a call premium and consent fee associated with the early redemption of the 9 5/8% senior subordinated notes due 2007 of $11.1 million, the write-off of unamortized loan issuance costs associated with the retired debt of $5.2 million and miscellaneous fees and expenses of approximately $2.5 million.

"Completing the recapitalization was significant because we were able to access the debt markets at a very favorable time and put in place a capital structure which will increase our financial flexibility going forward," stated Dennert O. Ware, President and CEO of KCI. "Excluding recapitalization expenses, gross profit increased 34% for the third quarter and operating profit grew 47%. Demand for our products was strong in the period and our management initiatives are producing operating improvements."

Recapitalization

On August 11, 2003, KCI issued an aggregate of $205.0 million of 7 3/8% senior subordinated notes due 2013. Concurrently with the issuance of the notes, KCI entered into a new senior credit facility, consisting of a $480.0 million seven-year term loan facility, and an undrawn $100.0 million six-year revolving credit facility. In addition, KCI issued $263.8 million of convertible preferred stock. Proceeds from these activities, along with approximately $53.4 million of cash on hand were used for the following purposes:

     - to repay $208.2 million due under a previously existing senior credit facility;
     - to redeem $200 million of 9 5/8% senior subordinated notes due 2007;
     - to purchase for cash approximately $589.0 million of outstanding common stock and vested stock options at a purchase price of $17.00 per share; and
     - to pay fees and expenses associated with the transactions.

Revenue Recap

Revenue for the third quarter of 2003 was $198.0 million, an increase of 31% from the prior-year period. Domestic revenue for the period was $151.2 million, a 31% increase from 2002 due directly to increased rental and sales volumes for V.A.C. wound healing devices and related disposables. International revenue of $46.8 million increased 34% compared to the prior-year period. Excluding the effects of foreign currency exchange, international revenue increased 19% from the 2002 third quarter.

V.A.C. revenue was $127.6 million for the third quarter of 2003, an increase of 53% from the prior-year period. Domestic V.A.C. revenue of $105.9 million increased 49% compared to the prior year due primarily to increased rentals and sales volume. International V.A.C. revenue of approximately $21.8 million increased 73% from the prior-year period due to increased volume of rentals and sales in all markets.

Surface revenue was $70.4 million for the third quarter of 2003, an increase of 5% from the prior-year period due primarily to growth in international markets. International surface revenue for the 2003 quarter was $25.0 million, an increase of 11% from a year ago. Domestic surface revenue for the third quarter of 2003 was approximately $45.4 million, an increase of 1% from the prior-year period. During the quarter, domestic acute care revenue increased 4% to approximately $33.6 million, which was largely offset by fewer rentals in the extended care setting and decreased sales volume in the vascular product line.

Revenue for the first nine months of 2003 was $547.9 million, up 32% from a year ago. Domestic revenue for the nine-month period was $416.9 million, up 30% from the prior year due to increased V.A.C sales and rentals. International revenue through September 2003 was $131.0 million, an increase of 40% from the prior-year period.

V.A.C. related revenue for the nine months ended September 2003 was $339.3 million, an increase of 56% from the prior year. Surface revenue for the nine-month period increased 5% to $208.6 million.

Liquidity

As of September 30, 2003, total debt was $684.3 million. Total cash at September 30, 2003 was $41.1 million and the revolving credit facility was undrawn. Borrowing availability under the revolving credit facility at September 30, 2003 was $88.7 million, net of $11.3 million in outstanding letters of credit.

Non-GAAP Financial Information

Throughout this press release, we have presented income statement items on an adjusted basis to exclude the impact of the recapitalization completed in the third quarter of 2003 on the three and nine-month periods ended September 30, 2003. These adjusted non-GAAP financial measures do not replace the presentation of our GAAP financial results. We have provided this supplemental non-GAAP information because it provides meaningful information regarding our results on a consistent and comparable basis for the periods presented. Management uses this non-GAAP financial information for reviewing the operating results of its business segments and for analyzing potential future business trends in connection with its budget process. In addition, we believe investors utilize this information to evaluate period-to-period results and to understand potential future operating results. A reconciliation of our GAAP income statement for the periods presented to the non-GAAP financial information provided is included herein.

We also use earnings before interest, taxes, depreciation and amortization ("EBITDA") as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies. EBITDA is a key liquidity measure but should not be considered as an acceptable alternative to cash flows from operating activities, net income or operating income, all as determined in accordance with GAAP. A reconciliation of EBITDA and Adjusted EBITDA to cash flows from operating activities has been provided in the supplemental financial data which accompanies this press release.

Earnings Release Conference Call

We have scheduled an earnings release conference call for 10 a.m. central standard time on Friday, November 7, 2003. A webcast recording of the call may be accessed on our website at http://www.kci1.com/investor/index.asp after 12:00 noon on Friday, November 7, 2003. Click on: Webcast - Q3 2003 Kinetic Concepts Earnings Call.

Kinetic Concepts, Inc. is a global medical device company with leadership positions in (a) advanced wound care and (b) therapeutic surfaces that treat and prevent complications resulting from patient immobility. We design, manufacture, market and service a wide range of proprietary products that can significantly improve clinical outcomes while reducing the overall costs of patient care by promoting the healing process or preventing complications. We have an infrastructure designed to meet the specific needs of medical professionals and patients across all health care settings including acute care hospitals, extended care facilities and patients' homes both in the United States and abroad.

This press release contains forward-looking statements including, but not limited to, our management's ability to produce consistent operating improvements. The forward-looking statements contained herein are based on our current expectations and are subject to a number of risks and uncertainties which could cause us to fail to achieve our current financial projections, such as a change in the demand for the V.A.C. resulting from increased competition or a change in payer reimbursement policies. Certain risk factors that may impact the forward-looking statements set forth herein are detailed from time-to-time in the Company's Securities and Exchange Commission filings.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Earnings (Loss)
(in thousands, except per share data)
(unaudited)

	Three months ended September 30,
			2003
		2003	Excluding
	2003	Recapitalization	Recapitalization	2002	% Change
Revenue:
Rental and service	$ 151,159	$ -	$ 151,159	$ 116,051	30%
Sales and other	46,883	-	46,883	34,836	35%
	_______	_______	_______	_______
Total revenue	198,042	-	198,042	150,887	31%
	_______	_______	_______	_______
Rental expenses	92,518	-	92,518	70,272	32%
Cost of goods sold	18,052	-	18,052	15,263	18%
	_______	_______	_______	_______
	110,570	-	110,570	85,535	29%
	_______	_______	_______	_______
Gross profit	87,472	-	87,472	65,352	34%

Selling, general and administrative expenses	48,701	-	48,701	38,954	25%
Recapitalization expense	69,955	69,955	-	-	nm
	_______	_______	_______	_______
Operating earnings (loss)	(31,184)	(69,955)	38,771	26,398	47%

Interest income	186	-	186	169	10%
Interest expense	(25,334)	(16,302)	(9,032)	(10,185)	nm
Foreign currency gain (loss)	1,527	-	1,527	(395)	nm
	_______	_______	_______	_______
Earnings (loss) before income taxes (benefit)	(54,805)	(86,257)	31,452	15,987	97%

Income taxes (benefit)	(20,552)	(32,346)	11,794	6,884	71%
	_______	_______	_______	_______
Net earnings (loss)	$ (34,253)	(53,911)	$ 19,658	$ 9,103	116%
	______	_______	_______	_______
Less: Preferred stock dividends, net	(3,427)	-	(3,427)	-
	_______	_______	_______	_______
Net earnings (loss) to common shareholders	$ (37,680)	$ (53,911)	$ 16,231	$ 9,103
	______	_______	_______	_______
Basic earnings (loss) per common share	$ (0.74)	$ (1.05)	$ 0.32	$ 0.13
	______	_______	_______	_______
Diluted earnings (loss) per common share	$ (0.74)	$ (1.05)	$ 0.25	$ 0.12
	______	_______	_______	_______
Average common shares:
Basic (weighted average
outstanding shares)	51,139	51,139	51,139	70,928
	______	_______	_______	_______
Diluted (weighted average
outstanding shares)	51,139	51,139	66,082	77,664
	______	_______	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Earnings (Loss)
(in thousands, except per share data)
(unaudited)

	Nine months ended September 30,
			2003
		2003	Excluding
	2003	Recapitalization	Recapitalization	2002	% Change
Revenue:
Rental and service	$ 421,455	$ -	$ 421,455	$ 325,061	30%
Sales and other	126,467	-	126,467	90,714	39%
	_______	_______	_______	_______
Total revenue	547,922	-	547,922	415,775	32%
	_______	_______	_______	_______
Rental expenses	259,808	-	259,808	199,326	30%
Cost of goods sold	46,410	-	46,410	36,632	27%
	_______	_______	_______	_______
	306,218	-	306,218	235,958	30%
	_______	_______	_______	_______
Gross profit	241,704	-	241,704	179,817	34%

Selling, general and administrative expenses	134,096	-	134,096	102,717	31%
Recapitalization expense	69,955	69,955	-	-	nm
	_______	_______	_______	_______
Operating earnings (loss)	37,653	(69,955)	107,608	77,100	40%

Interest income	933	-	933	278	236%
Interest expense	(41,562)	(16,302)	(25,260)	(30,877)	nm
Foreign currency gain	5,683	-	5,683	2,053	177%
	_______	_______	_______	_______
Earnings (loss) before income taxes (benefit)	2,707	(86,257)	88,964	48,554	83%

Income taxes (benefit)	1,015	(32,346)	33,361	19,422	72%
	_______	_______	_______	_______
Net earnings (loss)	$ 1,692	$ (53,911)	$ 55,603	$ 29,132	91%
	_______	_______	_______	_______
Less: Preferred stock dividends, net	(3,427)	-	(3,427)	-
	_______	_______	_______	_______
Net earnings (loss) to common shareholders	$ (1,735)	$ (53,911)	$ 52,176	$ 29,132
	_______	_______	_______	_______
Basic earnings (loss) per common share	$ (0.03)	$ (0.84)	$ 0.81	$ 0.41
	_______	_______	_______	_______
Diluted earnings (loss) per common share	$ (0.03)	$ (0.84)	$ 0.71	$ 0.38
	_______	_______	_______	_______
Average common shares:
Basic (weighted average
outstanding shares)	64,398	64,398	64,398	70,927
	_______	_______	_______	_______
Diluted (weighted average
outstanding shares)	64,398	64,398	73,021	77,674
	_______	_______	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2003	2002
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$ 41,128	$ 54,485
Accounts receivable, net	170,639	152,896
Accounts receivable - other	-	175,000
Inventories, net	31,026	37,934
Prepaid expenses and other current assets	16,428	9,760
	_______	_______
Total current assets	259,221	430,075
	_______	_______

Net property, plant and equipment	131,172	105,549
Goodwill	48,796	46,357
Other assets, net	49,648	36,078
	_______	_______
	$ 488,837	$ 618,059
	_______	_______
Liabilities and Shareholders' Deficit:
Current liabilities:
Accounts payable and accrued expenses	$ 106,632	$ 72,712
Current installments of long-term obligations	4,950	30,550
Income taxes payable	-	14,615
Income taxes payable - other	-	66,838
Other current liabilities	4,716	1,498
	_______	_______
Total current liabilities	116,298	186,213
	_______	_______

Long-term debt, net of current installments	679,300	491,300
Other liabilities	17,700	20,982
	_______	_______
	813,298	698,495

Preferred stock	255,655	-

Shareholders' deficit	(580,116)	(80,436)
	_______	_______
	$ 488,837	$ 618,059
	_______	_______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine months ended September 30,
	2003	2002
Cash flows from operating activities:
Net earnings	$ 1,692	$ 29,132
Adjustments to reconcile net earnings to net cash provided
by operating activities:
Depreciation	32,228	24,176
Amortization	2,263	2,883
Provision for uncollectible accounts receivable	5,132	6,946
Amortization of deferred gain on sale/leaseback of headquarters facility	(782)	(171)
Write-off of deferred loan fees	5,233	-
Non-cash accrual of recapitalization expenses	8,907	-
Non-cash amortization of stock award to directors	92	-
Change in assets and liabilities net of effects from
purchase of subsidiaries and recapitalization expenses	98,252	(10,121)
	_______	______
Net cash provided by operating activities	153,017	52,845
	_______	______

Cash flows from investing activities:
Net capital expenditures	(54,259)	(38,844)
Proceeds from sale of headquarters facility	-	17,924
Business acquisitions, net of cash acquired	(2,224)	(3,596)
Increase in other assets	(1,299)	(842)
	_______	______
Net cash used by investing activities	(57,782)	(25,358)
	_______	______

Cash flows from financing activities:
Proceeds from (repayment of) notes payable, long term,
capital lease and other obligations	(116,100)	16,700
Proceeds from exercise of stock options	903	8
Recapitalization:
Payoff of long term debt and bonds	(408,226)	-
Proceeds from issuance of new debt and bonds	685,000	-
Proceeds from issuance of preferred stock	258,017	-
Purchase of common stock	(509,597)	-
Loan issuance cost	(19,781)	-
	_______	______
Net cash provided (used) by financing activities	(109,784)	16,708
	_______	______

Effect of exchange rate changes on cash and cash equivalents	1,192	513
	_______	______
Net increase (decrease) in cash and cash equivalents	(13,357)	44,708
Cash and cash equivalents, beginning of period	54,485	199
	_______	______
Cash and cash equivalents, end of period	$ 41,128	$ 44,907
	_______	______

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
Reconciliation of EBITDA and Adjusted EBITDA to Cash Flow from Operations
(in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Net earnings (loss)	$ (34,253)	$ 9,103	$ 1,692	$ 29,132

Income tax expense (benefit)	(20,552)	6,884	1,015	19,422
Interest expense (1)	25,334	10,185	41,562	30,877
Depreciation	11,699	8,690	32,228	24,176
Amortization (2)	175	127	479	1,146
	______	______	_______	_______
EBITDA	(17,597)	34,989	76,976	104,753
Recapitalization (3)	69,955	-	69,955	-
	______	______	_______	_______
Adjusted EBITDA	52,358	34,989	146,931	104,753

Provision for uncollectible accounts receivable	1,605	2,085	5,132	6,946
Amortization of deferred gain/leaseback on
headquarters facility	(261)	(171)	(782)	(171)
Write-off of deferred loan fees	5,233	-	5,233	-
Non-cash accrual-recapitalization expenses	8,907	-	8,907	-
Non-cash amortization-stock award to directors	92	-	92	-
Amortization of loan issuance costs	626	579	1,784	1,737
Recapitalization (3)	(69,955)	-	(69,955)	-
Income tax benefit (expense)	20,552	(6,884)	(1,015)	(19,422)
Interest expense (1)	(25,334)	(10,185)	(41,562)	(30,877)
Change in assets and liabilities net of effects
from purchase of subsidiaries and
recapitalization expenses	(39,511)	8,505	98,252	(10,121)
	______	______	_______	_______
Net cash provided (used) by operating activities	$ (45,688)	$ 28,918	$ 153,017	$ 52,845
	______	______	_______	_______

(1) Amounts for 2003 include an aggregate of $16,302 in expense for the call premium and consent fee paid in connection with the redemption of our 9.625% senior subordinated notes due 2007 combined with the write off of unamortized loan issuance costs associated with the previous senior credit facilities.
(2) Net of amortization of loan issuance costs, which is included in interest expense.
(3) Non-routine costs associated with the execution of the recapitalization.

KINETIC CONCEPTS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REVENUE DATA
(Unaudited)
(in thousands)

	Three months ended September 30,			Nine months ended September 30,
	2003	2002	% Change	2003	2002	% Change

Domestic V.A.C. Revenue	$ 105,861	$ 71,130	49%	$282,651	$ 187,041	51%
International V.A.C. Revenue	21,781	12,556	73%	56,628	30,374	86%
	_______	_______		_______	_______
Total V.A.C.	$ 127,642	$ 83,686	53%	$ 339,279	$ 217,415	56%

Domestic Surfaces/Other	$ 45,368	$ 44,743	1%	$ 134,249	$ 134,848	nm
International Surfaces/Other	25,032	22,458	11%	74,394	63,512	17%
	_______	_______		_______	_______
Total Surfaces/Other	$ 70,400	$ 67,201	5%	$ 208,643	$ 198,360	5%
	_______	_______		_______	_______
Grand Total V.A.C./Surfaces	$ 198,042	$ 150,887	31%	$ 547,922	$ 415,775	32%
	_______	_______		_______	_______

Domestic Rentals	$ 120,255	$ 93,072	28%	$ 334,333	$ 262,899	27%
Domestic Sales	30,974	22,801	36%	82,567	58,990	40%
	_______	_______		_______	_______
Total Domestic	$ 151,229	$ 115,873	31%	$ 416,900	$ 321,889	30%

International Rentals	$ 30,904	$ 22,979	34%	$ 87,122	$ 62,162	40%
International Sales	15,909	12,035	32%	43,900	31,724	38%
	_______	_______		_______	_______
Total International	$ 46,813	$ 35,014	34%	$ 131,022	$ 93,886	40%
	_______	_______		_______	_______

Domestic - Acute	$ 67,089	$ 56,061	20%	$ 188,928	$ 160,482	18%
Domestic - Extended	25,601	19,719	30%	70,114	54,937	28%
Domestic - Home/Other	58,539	40,093	46%	157,858	106,470	48%
	_______	_______		_______	_______
Total Domestic	$ 151,229	$ 115,873	31%	$ 416,900	$ 321,889	30%
	_______	_______		_______	_______